OPTION TO PURCHASE AGREEMENT

THIS AGREEMENT made as of the 18th day of January, 2007.

BETWEEN:

BEESTON ENTERPRISES LTD., a Nevada Corporation, having an office at #200-1687 West Broadway, Vancouver, British Columbia, Canada V6J 1X2

(Hereinafter referred to as the "Optionor")

OF THE FIRST PART

AND:

KRANTI RESOURCES INC., a Nevada Corporation, having an office at #103-

8318 120th Street, Surrey, British Columbia, Canada V3W 3N4

(Hereinafter referred to as the "Optionee")

OF THE SECOND PART

WHEREAS:

A. The Optionor is the owner of a certain mineral property located in the Clinton Mining Division of British Columbia, Canada and more particularly known and described in Schedule "A" attached hereto and forming part of this Agreement (the "Property").

B. The Optionor has agreed to grant the Optionee the right to explore and develop, and if the Optionee so elects, to acquire the Property from the Optionor on the terms and subject to the conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the representations, warranties, covenants and agreements herein contained the parties hereto covenant, agree, represent and warrant each with the other as follows:

DEFINITIONS

The following words, phrases and expressions shall have the following meanings in this Agreement:

(a) "Expenditures" shall mean all direct or indirect expenses of or incidental to Mining Operations;

(b) "Dollars" and "$" shall mean lawful money of Canada unless otherwise specifically provided;

(c) "Net Smelter Returns" shall mean the net amount of money received by the Optionee for its own account from the sale of ore, or ore concentrates or other products from the Property to a smelter or other ore buyer after deduction of smelter and/or refining charges, ore treatment charges, penalties and any and all charges made by the purchaser of ore or concentrates, less any and all transportation costs which may be incurred in connection with the transportation of ore or concentrates; and

(d) "Mining Operations" shall mean every kind of work done on or in respect of the Property or the products therefrom by or under the directions of the Optionee and, without limiting the generality of the foregoing, includes the work of assessment, geophysical, geochemical and geological surveys, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, crosscutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals, in doing all other work usually considered to be prospecting ,exploration, development and mining work; in paying wages and salaries of men engaged in such work, and in supplying food, lodging, transportation and other reasonable needs of such men; in paying assessments or premiums for workers compensation insurance, contributions for employment insurance or other pay allowances or benefits customarily paid in the district to such men; in paying rentals, license renewal fees, taxes, maintenance fees and other governmental charges required to keep the Property in good standing, in purchasing or renting plant, buildings, machinery, tools, appliances, equipment or supplies and in installing, erecting, detaching and removing the same or any of them; in the management of any work which may be done on the Property or in other respect necessary in the opinion of the Optionee for carrying out such prospecting, exploration, development and mining work.

REPRESENTATIONS AND WARRANTIES OF THE OPTIONOR

The Optionor, represents and warrants to the Optionee that:

(a) It is a body corporate, duly incorporated, validly existing and in good standing under the laws of the State of Nevada;

(b) It has full power, authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, all of which have been duly and validly authorized by all necessary corporate proceedings;

(c) The Property is free and clear of all liens, charges and encumbrances whatsoever;

(d) The Property has been duly and validly located and recorded in accordance with laws of the Province of British Columbia governing the locating and registration of mineral claims, and the Property is, and at the time of transfer to the Optionee as may be required hereunder, will be, valid and subsisting mineral claims; and

(e) There are no adverse claims or challenges against or to the ownership of or title to the Property, nor to the knowledge of the Optionor, is there any basis therefore, and, subject to paragraph 12. herein, there are no outstanding agreements or options to acquire or purchase any interest in the Property or any portion thereof, and in particular, but without limitation, and except as provided under paragraph 10. herein, no other person has any royalty or other interests whatsoever in production from the Property.

The representations and warranties of the Optionor hereinbefore set out form a part of this Agreement and are conditions upon which the Optionee has relied in entering into this Agreement and shall survive the execution of this Agreement and any reorganization, amalgamation, sale or transfer of control of any of the parties hereto.

REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE

3. The Optionee represents and warrants to the Optionor that:

(a) It is a body corporate, duly incorporated, validly existing and in good standing under the laws of the State of Nevada; and

(b) It has full power, authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, all of which have been duly and validly authorized by all necessary corporate proceedings.

The representations and warranties of the Optionee hereinbefore set out form a part of this Agreement and are conditions upon which the Optionor has relied in entering into this Agreement and shall survive the execution of this Agreement and any reorganization, amalgamation, sale or transfer of control of any of the parties hereto.

OPTION TO PURCHASE

4. In consideration of the covenants and agreements contained herein, the Optionor hereby grants to the Optionee the option to acquire, subject to the terms and conditions of this Agreement, an undivided one hundred percent (100%) right, title and interest in and to the Property (the "Option") by making the payment and incurring the Expenditures, on or before the times and in the amounts, as hereinafter provided.

OPTION PURCHASE PRICE

5. The Option shall be exercised upon the Optionee:

(a) Paying the sum of TWENTY THOUSAND DOLLARS ($20,000.00) of lawful money of the United States of America to the Optionor at the time of signing of this agreement;

(b) Incurring Expenditures of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) on the Property on or before the first anniversary date of this Agreement;

(c) Incurring Expenditures of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) on the Property on or before the second anniversary date of this Agreement;

(d) Incurring Expenditures of FIFTY THOUSAND DOLLARS ($50,000.00) on the property on or before the third anniversary date of this Agreement; and

(e) Incurring Expenditures of SEVENTY-FIVE THOUSAND DOLLARS ($75,000.00) on the Property on or before the fourth anniversary date of this Agreement.

Notwithstanding the above, the Optionee may make an equivalent cash payment to the Optionor, in lieu of incurring part or all of the Expenditures required to be incurred to exercise the Option hereunder this Agreement, and any such payments made by the Optionee to the Optionor will be deemed to be part of the Expenditures required to be incurred to exercise the Option hereunder this

Agreement.

TRANSFER OF TITLE

6. Upon the exercise of the Option as provided in paragraph 5. herein, the Optionor shall transfer all right, title and interest in and to the Property to the Optionee.

RIGHT OF ACCESS TO PROPERTY

7. The Optionor hereby grants to the Optionee the sole and exclusive right, commencing from the date of signing of this Agreement and thereafter during the continuance of the Option hereunder this Agreement, to enter upon and conduct such Mining Operations on the Property as the Optionee in its sole discretion may decide, and to have quiet and exclusive possession thereof, with full power and authority to the Optionee, its servants, agents, workmen or contactors to carry on Mining Operations in searching for minerals in such manner as the Optionee in its discretion may determine, including the right to erect, bring and install thereon all such buildings, plant, machinery, equipment, tools, appliances or supplies as the Optionee shall deem necessary to remove therefrom reasonable quantities of rocks, ores and/or minerals and to transport the same for the purpose of sampling, metallurgical testing and assaying.

CONDUCT OF EXPLORATION WORK

8. The Optionee shall perform all Mining Operations relating to the Property in a good and workmanlike manner and in compliance with all applicable federal, provincial, municipal or local laws, by-laws, ordinances, rules, regulations and directives relating to the environment or occupational health or safety.

MAINTENANCE OF PROPERTY

9. During the continuance of the Option hereunder this Agreement, and subject to sub-paragraph 12. herein, the Optionee shall maintain the Property in good standing by the filing of assessment work and/or the making of payments of assessment fees in lieu thereof, and any filed assessment work or payments of assessment fees made by the Optionee in lieu of the filing of assessment work on the Property will be deemed to be part of the Expenditures required to be incurred to exercise the Option hereunder this Agreement, and not in addition to such Expenditures.

ROYALITIES

10. Upon the exercise of the Option hereunder this Agreement, the Optionee agrees to pay the following royalties:

(a) A royalty of TWO PERCENT (2%) of Net Smelter Returns to Candorado Operating Company Ltd. ("Candorado") a British Columbia corporation, which royalty may be reduced to ONE PERCENT (1%) upon payment of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) to Candorado at any time, and may be paid out in full and terminated upon the payment of a further FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) to Candorado at any time; and

(b) An additional royalty of TWO PERCENT (2%) of Net Smelter Returns to the Optionor, which royalty may be reduced by ONE PERCENT (1%) upon payment of ONE MILLION DOLLARS ($1,000,000.00) to the Optionor at any time, and may be paid out in full and terminated upon the payment of a further ONE MILLION DOLLARS ($1,000,000.00) to the Optionor at any time.

INDEMNIFICATION

11. The Optionee shall, during the continuance of the Option hereunder this Agreement, indemnify and save harmless the Optionor from and against all suits, claims, demands, losses and expenses which the Optionor may suffer by reason of any act or thing done or omitted to be done by the Optionee in relation to its Mining Operations on the Property and shall cause to be paid all workmen and wage earners employed by it or its contractors on the Property, and for all materials purchased in connection therewith, and will keep the Property free from claims for liens with respect thereto, and in the event of a lien being recorded, the Optionee will on this fact becoming known to the Optionee forthwith take proceedings to have such lien removed, and to have the same removed as soon as possible; provided the Optionee may, in good faith, dispute and contest any such suits, claims, demands, losses and expenses.

TERMINATION UPON DEFAULT OF MAINTENACE OF PROPERTY

12. Pursuant to a prior right granted by the Optionor to Candorado Operating Company Ltd. ("Candorado"), a British Columbia company, if prior to August 7, in any year that Optionor shall fail to file assessment work and/or pay assessment fees which are sufficient to maintain the Property in good standing for a further period of one (1) year, Candorado may, at its option, upon notice to the Optionor, pay the assessment fees necessary to maintain the Property in good standing for a further period of one (1) year. The Optionor then has until the close of business on the 6th day of September of such year to pay Candorado an amount equal to any such assessment fees paid by Candorado as aforesaid, otherwise, the Optionor shall be deemed to have surrendered the Property to Candorado and shall be required to transfer all right, title and interest in the Property to Candorado. Accordingly, notwithstanding any other provision contained herein to the contrary, if the Optionee shall, prior to the 7th day of August in any year during the continuance of the Option hereunder this Agreement, fail to file assessment work and/or pay assessment fees which are sufficient to maintain the Property in good standing for a further period of one (1) year beginning from the 6th day of September in any such year this Agreement and the Option provided for hereunder shall terminate and no longer be of any force and effect, save and except for the obligations of the Optionee to the Optionor as provided in sub-paragraphs 15. (b) and (c) herein.

ABANDONMENT OF PROPERTY

13. The Optionee covenants and agrees that if it shall, at any time subsequent to the exercise of the Option hereunder this Agreement, determine to abandon the Property, it shall immediately transfer all right, title and interest in and to the Property back to the Optionor. The Optionee further covenants and agrees that if it shall, prior to the 7th day of August in any year subsequent to the exercise of the Option hereunder this Agreement, fail to file assessment work and/or pay assessment fees which are sufficient to maintain the Property in good standing for a further period of one (1) year beginning from the 6th day of September in any such year, the Optionee shall be deemed to have abandoned the Property and the Optionee shall immediately transfer all right, title and interest in and to the Property back to the Optionor.

TERMINATION OF AGREEMENT

14. Subject to paragraph 12. herein, this Agreement and the Option granted hereunder may be terminated by:

(a) The Optionee upon giving thirty (30) days notice to the Optionor to that effect at any time; and

(b) The Optionor upon giving notice to the Optionee to that effect if the Optionee shall fail to make any payment, incur any Expenditures or observe any of the requirements provided for herein, and such failure shall continue for thirty (30) days after the Optionor has given such notice.

EFFECT OF TERMINATION

15. If this Agreement and the Option granted hereunder is terminated pursuant to paragraph 14. hereunder, the Optionee shall:

(a) Leave the Property in good standing for a period of at least one (1) year from the date of termination of this Agreement and the Option granted hereunder, and free and clear of all liens, charges, encumbrances and claims whatsoever;

(b) Indemnify and save the Optionor harmless as provided under paragraph 11. herein for any and all suits, claims, demands, losses, damages, charges and expenses arising out of the Optionee's Mining Operations relating to the Property up to the date of termination of this Agreement and the Option granted hereunder; and

(c) Deliver at no cost to the Optionor within ninety (90) days of such termination, copies of all reports, maps, assay results and other relevant technical data complied by, prepared at the direction of or, in the possession of the Optionee with respect to the Property and not theretofore furnished to the Optionor.

ASSIGNMENT

16. This Agreement and the Option granted hereunder shall not be assignable by the Optionee. The Optionee may at any time after the exercise of the Option granted hereunder dispose of all or any part of its interest in the Property to any third party (the "Assignee") provided that the Assignee shall, prior to and as a condition precedent to such disposition, deliver to the Optionor its covenant with and to the Optionor that:

(a) to the extent of the disposition, the Assignee agrees to be bound by paragraphs 10. and 13. of this Agreement as if it had been an original party hereto; and

(b) it will subject any further disposition of the interest acquired to the condition contained in this paragraph.

GENERAL

17. Wherever in this agreement it shall be required or permitted that notice be given or served by either party to or on the other, the notice shall be in writing and shall be delivered personally to the party to whom it is given or sent by prepaid, registered mail, or transmitted by facsimile, at the address or to the facsimile number as follows:

TO THE OPTIONOR:

BEESTON ENTERPRISES LTD.

#200-1687 West Broadway

Vancouver, British Columbia

Canada V6J 1X2

Facsimile: (604) 738-8116

TO THE OPTIONEE:

KRANTI RESOURCES INC.

#103-8318 120th Street

Surrey, British Columbia

Canada V3W 3N4

Facsimile: (604) 594-2772

and each such notice shall be deemed given on the date of delivery in the case of delivery, five (5) days after mailing in the case of mail and the next day after the date of transmission in the case of a facsimile. No notice may be given by mail during a real or apprehended mail strike in Canada. The addresses provided herein this paragraph may be changed from time to time by either party by notices as above provided.

18. Time is expressly declared to be of the essence of this Agreement and each of the terms and conditions of this Agreement.

19. Each of the parties hereto will execute and deliver all such further documents, instruments and assurances and do such acts and things as may be reasonably required by the other party to carry out the full meaning and intent of this Agreement and to effect the transactions contemplated hereunder, including, but without limitation, complying with the requirements of any security regulatory authorities having jurisdiction over the parties hereto.

20. This Agreement shall enure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns.

21. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia, Canada

22. The validity of any particular provision of this Agreement shall not affect any other provision herein, and in such event, this Agreement shall be construed as if such invalid provision was omitted.

23. Words of the singular number and masculine gender shall include words of the plural number, feminine or neuter genders, or firms and corporations, and vice versa.

24. This Agreement constitutes the entire Agreement between the parties hereto in respect to the Option granted hereunder this Agreement and there are no representations, warranties, terms or conditions, expressed or implied, statutory or otherwise and no agreements collateral hereto other than or expressly set forth or referred to herein.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first written above.

BEESTON ENTERPRISES LTD.

/s/ Brian Smith

Authorized Signatory

KRANTI RESOURCES INC.

/s/ Ben Gill

Authorized Signatory

SCHEDULE "A"

DESCRIPTION OF MINERAL PROPERTY

Tenure Number 540512	Tenure Type Mineral	Claim Name CDO 6	Map Number 092P	Good To Date 2007/SEP/06	Area (ha*) 478.495

*ha= hectares